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                                                                     Exhibit 3.1

                          CERTIFICATE OF INCORPORATION

                                       OF

                             AU BON PAIN CO., INC.

                                   * * * * *


     1.  Name.  The name of the Corporation is:
         AU BON PAIN CO., INC.

     2. Address. The address of its registered office in the State of Delaware is No. 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

     3. Purpose. The nature of the business or purposes to be conducted or promoted is:

     To engage in the production and marketing of bread products, pastry and cookies and to own, operate, lease, manage and franchise or otherwise have interests in, as joint venturer, partner or otherwise, restaurants, cafes, shops, stores or other establishments, retail or wholesale, engage in the production, marketing and sale of bread, pastry, cookies or other food products and to carry on any other business permitted by the laws of the State of Delaware to a corporation organized under the General Corporation Law of Delaware.

     To carry on any business operation or activity referred to above through a wholly or partly owned subsidiary. To carry on any business, operation or activity referred to above to the same
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                                     - 2 -

extent as might an individual, whether as principal, agent, contractor or otherwise, and either alone or as a partner, or through a joint venture or other arrangement, with any Corporation, partnership, trust, other entity or individual.

     To engage in any lawful act or activity for which Corporations may be organized under the General Corporation Law of Delaware.

     4.  Capitalization.

     4.1 The total number of shares of stock which the Corporation shall have authority to issue is 30,000,000 shares of Class A Common Stock, $.0001 par value, 20,000,000 shares of Class B Common Stock, $.0001 par value (such Class A Common Stock and Class B Common Stock hereinafter referred to as "Common Stock"), 1,200,000 shares of Class A Preferred Stock, $.0001 par value and 2,000,000 shares of Class B Preferred Stock, $.0001 par value.

     4.2 Class A Common Stock. The Class A Common Stock, $.0001 par value per share, authorized under this Certificate of Incorporation shall be designated the "Class A Common Stock."

     4.3 Class B Common Stock.

         (a) Designation. The Class B Common Stock, $.0001 par value per share, authorized under this Certificate of Incorporation shall be designated the "Class B Common Stock".

         (b) Voting. At all times each holder of shares of Class B Common Stock shall be entitled to three (3) votes for each
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                                      -3-

such share standing in the name of such holder on the books of the Corporation.

         (c) Dividends and Assets. Each outstanding share of Class B Common Stock shall have the same dividend rights and the same rights upon liquidation or dissolution as pertain to a share of Class A Common Stock.

         (d) Conversion. Each share of Class B Common Stock shall be convertible, at the option of the holder thereof, at any time after the issuance or sale thereof, upon surrender to the Corporation of the certificates for the shares of Class B Common Stock to be converted, into fully paid and nonassessable shares of Class A Common Stock, at the rate of one share of Class A Common Stock for each Class B Common Stock share. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Class A Common Stock the full number of shares of Class A Common Stock deliverable upon the conversion of all Class B Common Stock from time to time outstanding.

     4.4 Class A Preferred Stock.

         (a) Designation. The class of Preferred Stock, $.0001 par value per share, authorized under this Section 4.4 shall be designated the "Class A Preferred Stock".

         (b) Voting. At all times each holder of shares of Class A Preferred Stock shall be entitled to three (3) votes for each such shares standing in the name of such holder on the books of the Corporation.
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     (c)  Dividends.  The holders of shares of Class A Preferred Stock shall participate equally, share for share, with the holders of shares of Common Stock, in all dividends and distributions payable out of earnings or earned surplus (except as otherwise provided in subsection (d) hereof, if and when declared by the Board of Directors of the Corporation, except that each holder of shares of Class A Preferred Stock shall be entitled to receive dividends and distributions in the amount payable in respect of the number of shares of Common Stock into which such Class A Preferred Stock could be converted, pursuant to the provisions of subsection (f) hereof, on the record date for the dividend or distribution of Common Stock.

     (d) Liquidation Preference. (i) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation (herein referred to as a "Liquidation"), then, before any payment shall be made to or set apart for the holders of Common Stock, the holders of shares of Class A Preferred Stock shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders a per-share amount (the "Preferred Liquidation Preference") equal to the Initial Preferred Purchase Price (as defined in the following sentence) plus, in the case of each share, an amount equal to any dividends declared but unpaid thereon. The Initial Preferred Purchase Price for each share of Class A Preferred Stock shall be $4.50, as appropriately adjusted to reflect any stock dividend, stock split
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or combination, or similar recapitalization (herein sometimes referred to as a
"Recapitalization") of the Corporation's capital stock occurring after the date on which the Certificate of Incorporation of the Corporation becomes effective (the "Effective Date"). If, upon any Liquidation, the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of shares of Class A Preferred Stock the full amount of their Preferred Liquidation Preference, the holders of Class A Preferred Stock shall share ratably in any distribution of assets of the Corporation in proportion to the respective amounts which would otherwise be payable in respect of the Preferred Liquidation Preference if all amounts payable on or with respect to such shares were paid in full.

     (ii) After such Preferred Liquidation Preference payment shall have been made in full to the holders of Class A Preferred Stock, the holders of Common Stock shall be entitled to receive from the remaining assets of the Corporation a per-share amount (the "Common Liquidation Preference") equal to the Initial Common Purchase price (as defined in the following sentence) plus, in the case of each share, an amount equal to any dividends declared but unpaid thereon, any such declaration of dividends to be subject to subsection (c) hereof. The Initial Common Purchase Price for each share of Common Stock shall be $4.50, as appropriately adjusted to reflect any Recapitalization of the Corporation's capital stock occurring after the Effective Date.
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                                      -6-


If, upon an Liquidation, the assets of the Corporation available for distribution to its stockholders shall be insufficient, after payment of the Preferred Liquidation Preference, to pay the holders of shares of Common Stock the full amount of their Common Liquidation Preference, the holders of Common Stock shall share ratably in any respective amounts which would otherwise in proportion to the respective amounts which would otherwise be payable in respect of the Common Liquidation Preference if all amounts payable on or with respect to such shares were paid in full.

          (iii) Any assets of the Corporation remaining after such payments of the Preferred Liquidation Preference and the Common Liquidation Preference shall be distributed with respect to the outstanding shares of Class A Preferred Stock and Common Stock pro rata without regard to class, except that for purposes of such distribution, the Class A Preferred Stock shall have been deemed to have been converted into Common Stock on the date of such distribution, and each holder of shares of Class A Preferred Stock shall be entitled to receive out of such distribution the amount payable in respect of the number of shares of Common Stock into which such Class A Preferred Stock would then be deemed to have been converted.

          (iv) For purposes of this subsection (d), if any assets distributed to stockholders upon Liquidation consist of property other than cash, the amount of such distribution shall be
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                                     - 7 -

deemed to be the fair market value thereof at the time of such distribution, as determined in good faith by the Board of Directors of the Corporation.

         (e) Merger. (i) Subject to subsection (e)(iii) hereof, any Merger (as defined in the following sentence) shall be deemed to be a Liquidation for purposes of payment of the Preferred Liquidation Preference pursuant to subsection (d)(i) hereof. The term "Merger" shall mean, collectively, (A) any merger, reorganization or consolidation of the Corporation into or with any other Corporation or entity, unless the stockholders of the Corporation immediately prior thereto shall, immediately thereafter, hold as a group the right to cast at least a majority of the votes of voting securities of the resulting or surviving Corporation or entity on any matter on which any such holders of voting securities shall be entitled to vote, (B) the sale, conveyance, transfer, license, lease or other disposition of all or substantially all of the assets of the Corporation, (C) the issuance (in a single transaction or series of related transactions) by the Corporation of shares of Common Stock (or options, warrants or other securities or subscription rights) of the Corporation which are, either directly or indirectly, exercisable or exchangeable for, or convertible into, Common Stock (herein collectively referred to as "Convertible Securities") which represent more than 50% of the outstanding shares of Common Stock (assuming the exercise, exchange or conversion of all

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                                     - 8 -

Convertible Securities) of the Corporation immediately after such issuance, but excluding any issuance of Common Stock by the Corporation described in subsection (g)(i) hereof, or (D) the sale, conveyance or transfer of shares of Common Stock by stockholders of the Corporation (in a single transaction or series of related transactions) to a single purchaser or a group of affiliated purchasers which results in the acquisition by said purchaser or group of affiliated purchasers of more than 50% of the then issued and outstanding shares of Common Stock.

         (ii) In the event of a Merger where securities or other non-cash property is received from the acquiring Corporation, each holder of Class A Preferred Stock shall have the right to elect to receive cash, such securities or other non-cash property, or a combination thereof, in payment of the Preferred Liquidation Preference pursuant to subsection (d)(i) hereof.

         (iii) (A) In the event of an impending Merger under any of clauses (A) through (D) of subsection (e)(i) hereof, each holder of Class A Preferred Stock shall have the right to elect the benefits of the provisions of subsection
(f)(i)(C) hereof in lieu of having such Merger be deemed to be a Liquidation under this subsection (e), such election to be exercisable by written notice delivered to the Corporation no later than three days prior to the closing of such Merger.

         (B) Additionally, in the event of an impending Merger included in the definitional categories set forth in clause either subsections (e)(i)(C) or (D) hereof, each holder

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                                      -9-


of Class A Preferred Stock shall have the right to elect to retain such Class A Preferred Stock in lieu of receiving the payment of the Preferred Liquidation Preference, such election to be exercisable by written notice delivered to the Corporation no later than three days prior to the closing of such Merger.

         (f) Optional Conversion. The holder of Class A Preferred Stock shall have optional conversion rights as follows:

             (i) Right to Convert.

                 (A) Each share of Class A Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time into the number of fully paid and nonassessable shares of either Class A or Class B Common Stock of the Corporation as is determined by dividing the Initial Preferred Purchase Price by the Current Conversion Price (as defined in subsection (f)(iii) hereof) therefor in effect at the time of conversion.

                 (B) No fractional shares of Class B Common Stock shall be issued upon any optional conversion of shares of Class A Preferred Stock. In lieu of any fractional share to which the holder would otherwise be entitled after determination of the aggregate full number of shares of Class B Common Stock issuable in respect of the Class A Preferred Stock then being converted, the Corporation shall pay cash equal to such fraction multiplied by the then applicable Current Conversion Price.
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                                     - 10 -


     (C) If at any time or from time to time there shall be any Merger of the Corporation, then, provided that the election described in the last paragraph of this subsection (f)(i)(C) is made, as a part of such Merger, provision shall be made so that the holders of Class A Preferred Stock shall thereafter each be entitled to receive, upon conversion of each share of the Class A Preferred Stock, the number of shares of stock or other securities or property of the Corporation, or of the successor Corporation resulting from such Merger, to which a holder of the amount of Class B Common Stock deliverable upon conversion of such share of Class A Preferred Stock would have been entitled on such Merger. In any such case, appropriate adjustment shall be made in the application of the provisions of this subsection (f) with respect to the rights of the holders of the Class A Preferred Stock after such Merger to the end that the provisions of this subsection (f) (including adjustment of the Current Conversion Price then in effect and the number of shares purchaseable upon conversion of the class A Preferred Stock) shall be applicable after such Merger in as nearly equivalent a manner as may be practicable.

     Each holder of Class A Preferred Stock shall have the right to elect treatment under this subsection (f)(i)(C) in lieu of subsection (e) hereof, such election to be exercisable by written notice delivered to the Corporation no later than three days prior to the closing of such Merger.
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                                     - 11 -


     (ii) Mechanics of Conversion. (A) In order for a holder of Class A Preferred Stock to convert shares of Class A Preferred Stock held by him or it into shares of Class B Common Stock, such holder shall surrender the certificate(s) for such shares of Class A Preferred Stock at the office of the transfer agent for Class A Preferred Stock (or at the principal office of the Corporation, if the Corporation serves as its own transfer agent), together with written notice that such holder elects to convert all or any number of the shares of Class A Preferred Stock represented by such certificate(s) and designating the class of Common Stock into which such Class A Preferred Stock is to be converted. Such notice shall state such holder's name or the names of nominees in which such holder wishes the certificate(s) for shares of Common Stock to be issued. If required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or his or its attorney duly authorized in writing. The date of receipt of such certificate(s) and notice by the transfer agent (or by the Corporation, if the Corporation serves as its own transfer agent) shall be the conversion date (the "Option Conversion Date"). The Corporation shall, as soon as practicable after the Optional Conversion Date, issue and deliver at such office to such holder of Class A Preferred Stock, or to his or its nominees, a certificate or certificates for the
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                                      -12-


number of whole shares of Common Stock (and a certificate or certificates for any shares of Class A Preferred Stock represented by the certificate(s) delivered to the Corporation by the holder thereof which are not converted into Common Stock) issuable upon such conversion in accordance with the provisions hereof, together with cash in lieu of fractional shares calculated in accordance with subsection (f)(i)(B) hereof.

               (B) The Corporation shall at all times when the Class A Preferred Stock shall be outstanding, reserve and keep available out of its authorized but unissued stock, for the purpose of effecting the conversion of the Class A Preferred Stock, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Class A Preferred Stock. Before taking any action which would cause Common Stock, upon the conversion of Class A Preferred Stock, to be issued below the then par value of the shares of Common Stock, the Corporation will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and nonassessable shares of the Common Stock to the holders of Class A Preferred Stock.

               (C) Upon any optional conversion of Class A Preferred Stock, any declared but unpaid dividends on the Class A Preferred Stock shall be paid on shares thereof surrendered for conversion.
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                                      -13-


               (D) All shares of Class A Preferred Stock which shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding, and all rights with respect to such shares, including the rights, if any, to receive notices and to vote, shall immediately cease and terminate on the Optional Conversion Date, except only the right of the holders thereof to receive shares of Common Stock in exchange therefor and the right to receive any declared but unpaid dividends thereon in accordance with subsection (f)(ii)(C) hereof. On and as of the Optional Conversion Date, the shares of Common Stock issuable upon such conversion shall be deemed to be outstanding, and the holder thereof shall be entitled to exercise and enjoy all rights with respect to such shares of Common Stock, including the rights, if any, to receive notices and to vote. All certificates representing such shares of Class A Preferred Stock, from and after the Optional Conversion Date, shall be deemed to have been retired and cancelled and shall not be reissued, and the Corporation may thereafter take such appropriate action as may be necessary to reduce accordingly the authorized number of shares of Class A Preferred Stock.

          (iii) Adjustments to Conversion Price. The conversion price for each share of Class A Preferred Stock shall initially be $4.50. Such initial conversion price shall be subject to adjustment from time to time after the Effective Date, and each such conversion price as adjusted shall likewise be
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                                     - 14 -

subject to further adjustment, all as hereinafter set forth. The term "Current Conversion Price" shall mean, as of any time, the conversion price of the Class A Preferred Stock at that time, which shall be such initial conversion price as set forth above in this subsection (f)(iii), in case no adjustment shall have been required, or such initial conversion price as adjusted pursuant to this subsection (f)(iii), as the case may be:

     (A) Subject to the provisions of subsection (f)(iii)(E) hereof, if at any time after the Effective Date and on or before the Expiration Date (as defined in subsection (f)(iii)(B)(6) hereof) the Corporation shall issue (or shall be deemed to have issued, pursuant to subsection (f)(iii)(B) hereof), any shares of Common Stock other than Excluded Stock (as defined in subsection (f)(iii)(B)(5) hereof) pursuant to subsection (f)(iii)(B) hereof (such shares of Common Stock actually issued or deemed issued being herein sometimes referred to as "Additional Securities") without consideration or for a consideration per share (herein referred to as the "Additional Securities Consideration") less than the Current Conversion Price in effect for the Class A Preferred Stock immediately prior to the issuance of such Additional Securities, the Current Conversion Price for the Class A Preferred Stock in effect immediately prior to each such issuance shall forthwith (except as provided in subsection (f)(iii)(B) hereof) be adjusted to an amount equal to the Additional Securities Consideration.
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                                     - 15 -

     No adjustment of the Current Conversion Price shall be made pursuant to this subsection (f)(iii)(A) for any event yielding an adjustment of the Current Conversion Price under subsection (f)(iii)(C) hereof.

          (B) For the purpose of any adjustment of the Current Conversion Price pursuant to subsection (f)(iii)(A) hereof, the following provisions shall apply:

     (1) In the case of the issuance of any Convertible Securities other than Excluded Stock, the aggregate maximum number of shares of Common Stock deliverable upon exercise, exchange or conversion of such Convertible Securities shall be deemed to have been issued at the time such Convertible Securities were issued and for a consideration equal to the consideration received by the Corporation upon issuance of such Convertible Securities, plus the additional consideration, if any, to be received by the Corporation upon the exercise, exchange or conversion of such Convertible Securities; provided that such shares of Common Stock deliverable upon such exercise, exchange or conversion of such Convertible Securities shall not be deemed to have been issued and there shall be no adjustment in the applicable conversion price unless such consideration per share would be less than the
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                                     - 16 -

          applicable Current Conversion Price in effect on the date of and immediately prior to such issue.

     (2) On any change in the minimum purchase price of such Convertible Securities (including any change resulting from the anti-dilution provisions of such Convertible Securities), the applicable Current Conversion Price immediately prior to such change shall forthwith be readjusted to such applicable Current Conversion Price as would have been obtained had the adjustment made upon the issuance of such Convertible Securities which were not exercised, exchanged or converted prior to such change, been made upon the basis of such change.

     (3) No further adjustment shall be made upon the actual issuance of Common Stock upon exercise, exchange or conversion of such Convertible Securities. If such Convertible Securities are no longer exercisable or exchangeable for, or convertible into, Common Stock, the Common Stock which would have been deliverable upon the exercise, exchange or conversion of such Convertible Securities shall no longer be deemed to have been issued, and the applicable Current Conversion Price shall be readjusted pursuant to subsection (f)(iii)(A) hereof to take into account the actual exercise (or non-exercise), exchange (or non-exchange) or conversion (or non-conversion) of such Convertible Securities.

(4) In the case of an issuance of Additional Securities for cash, the consideration received by the Corporation therefor shall be deemed to be the amount of cash paid therefor. In the case of the issuance of Additional Securities for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair market value thereof as determined in good faith by the Board of Directors of the Corporation.

(5) As used in this subsection (f)(iii), the term "Excluded Stock" shall mean up to 1,200,000 (as approximately adjusted to reflect any stock dividend, stock split or combination or similar recapitalization) shares of Common Stock or options for the purchase thereof issued, sold or granted by the Corporation to its employees or consultants pursuant to the Corporation's Incentive Stock Option Plan for Employees (as the same may be amended from time to time) or the Corporation's Employee Stock Purchase Plan or other bona fide employee stock purchase, option or similar benefit plans approved by the Board of Directors of the Corporation.

(6) The term "Expiration Date" shall mean the earlier of (i) the date of the Initial Public Offering (as defined in subsection (g)(i) hereof) or (2) the date which is three years after the Effective Date.

         (C) For so long as any share of Class A Preferred Stock shall remain outstanding, if the Corporation declares a dividend or other distribution payable in Additional Securities (other than such a dividend or distribution payable to holders of Class A Preferred Stock), or subdivides its outstanding shares of Common Stock into a larger number or combines its outstanding shares of Common Stock into a smaller number, than the applicable Current Conversion Price in effect immediately prior to such dividend, other distribution, subdivision or combination, as the case may be, shall forthwith be adjusted to that price determined by multiplying the applicable Current Conversion Price in effect immediately prior to the adjustment by a fraction (1) the numerator of which shall be the total number of outstanding shares of Common Stock (including shares of Common Stock deemed to have been issued pursuant to subsection
(f)(iii)(B) hereof immediately prior to such dividend, other distribution, subdivision or combination and (2) the denominator of which shall be the total number of outstanding shares of Common Stock (including shares of Common Stock deemed to have been issued pursuant to subsection (f)(iii)(B) hereof immediately after such dividend, other distribution, subdivision or combination.

         (D) Whenever the Current Conversion Price shall be adjusted with respect to the Class A Preferred Stock as provided in this subsection f(iii), the Corporation shall forthwith file, at the office of the transfer agent for the Class
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                                     - 19 -

A Preferred Stock, at the principal office of the Corporation or at such other place as may be designated by the Corporation, a statement, certified by the chief financial officer of the Corporation, showing in detail the facts requiring such adjustment and the Current Conversion Price for the Class A Preferred Stock that shall be in effect after such adjustment. The Corporation shall also cause a copy of such statement to be delivered or sent to each holder of record of Class A Preferred Stock.

         (E) No adjustment of the Current Conversion Price shall be made pursuant to this subsection (f)(iii) if the Corporation, within ten (10) days following the occurrence of an event which would otherwise require such adjustment, shall have made a cash payment to each holder of shares of Class A Preferred Stock in a per-share amount equal to the difference between the Additional Securities Consideration received by the Corporation per share of Additional Securities issued in connection with such event and the Current Conversion Price in effect for the Class A Preferred Stock immediately prior to the issuance of such Additional Securities.

     (g) Mandatory Conversion.

         (i) Upon the consummation of a firmly underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of any class of Common Stock of the Corporation (whether sold by the Corporation or any of its Stockholders or any combination thereof) to the public at a price per share not less than $4.50 (as approximately adjusted to reflect any stock dividend, stock split or combination or similar recapitalization) and which results in aggregate gross cash proceeds (including underwriter's commissions) of not less than $8,000,000, where at any time subsequent thereto the closing price (or, if the Common Stock is not traded on an exchange, the median of the bid and asked prices last quoted on a given day as reported by an established quotation service for over-the-counter securities) of said Common Stock for thirty consecutive trading days is equal to or greater than $5.83 (such earlier event being referred to as the "Initial Public Offering"), all shares of Class A Preferred Stock then outstanding shall automatically be converted into such number of fully paid and nonassessable shares of any class of Common Stock as determined by dividing the Initial Preferred Purchase Price therefor by the Current Conversion Price therefor then in effect. Upon any mandatory conversion of Class A Preferred Stock pursuant to this subsection (g), any declared but unpaid dividends on the Class A Preferred Stock shall be paid on shares thereof surrendered for conversion.

     (ii) No fractional share of Common Stock shall be issued upon such mandatory conversion of shares of Class A Preferred Stock. In lieu of any such fractional share, the Corporation shall pay cash as determined in accordance with subsection (f)(i)(B) hereof.

     (iii) All holders of record of shares of Class A Preferred Stock will be given at least 30 days' prior written notice of the date fixed (the "Mandatory Conversion Date") and the place designated for mandatory conversion of all shares of Class A Preferred Stock pursuant to this subsection (g). On or before the Mandatory Conversion Date, each holder of shares of Class A Preferred Stock shall surrender his or its certificate(s) for all such shares to the Corporation at the place designated in such notice, together with a written designation of the class of Common Stock into which such Class A Preferred Stock is to be converted. If required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or his or its attorney duly authorized in writing. On and after the Mandatory Conversion Date, all rights with respect to the Class A Preferred Stock so converted, including the rights, if any, to receive notices and vote, will terminate, except only the right of the holders thereof, upon surrender of their certificate(s) therefor, to receive a certificate or certificates for the number of shares of Common Stock into which such class A Preferred Stock has been converted and the right to receive any declared but unpaid dividends thereon in accordance with subsection
(g)(i) hereof. As soon as practicable after the Mandatory Conversion Date, the surrender of the certificate(s) representing shares of Class A

Preferred Stock and receipt of the designation of the class of Common Stock into which such Class A Preferred Stock is to be converted, the Corporation shall issue and deliver to such holder, or on his or its written order, to another person, a certificate or certificates for the number of whole shares of Common Stock issuable upon such conversion in accordance with the provisions hereof, together with cash as provided in subsection (g)(ii) hereof in respect of any fraction of a share of Common Stock otherwise issuable upon such conversion. All certificates evidencing shares of Class A Preferred Stock which are required to be surrendered for conversion in accordance with the provisions of this subsection (g) shall, from and after the Mandatory Conversion Date therefor, be deemed to have been retired and cancelled and the shares of Class A Preferred Stock represented thereby converted into Common Stock for all purposes, notwithstanding the failure of the holder or holders thereof to surrender such certificates on or prior to the Mandatory Conversion Date. Failure or refusal of a holder of shares of Class A Preferred Stock to designate the class of Common Stock into which such Class A Preferred Stock is to be converted, as aforesaid, shall entitle the Corporation to make such designation in its discretion. The Corporation may thereafter take such appropriate action as may be necessary to reduce accordingly the authorized number of shares of Class A Preferred Stock.

               (iv) No issuance of Common Stock by the Corporation contemplated in this subsection (g) shall in any event require, or be construed to require, the Corporation to pay to the holders of Class A Preferred Stock the Preferred Liquidation Preference (as defined in subsection (d)(i) hereof).

          (h) Notices. All notices or other communications required to be given under this Section 4.4 shall be sent by first class certified or registered mail, return receipt requested, postage prepaid, if to the Corporation, at the address of its principal office or, if to a holder of Class A Preferred Stock, at such holder's address last shown on the records of the transfer agent for the Class A Preferred Stock (or the records of the Corporation, if it serves as its own transfer agent).

     4.5  Class B Preferred Stock.

          (a) Designation. The class of Preferred Stock, $.0001 par value per share, authorized under this Section 4.5 shall be designated the "Class B Preferred Stock."

          (b) Issuance; Rights and Preferences. The Class B Preferred Stock may be issued from time to time in one or more series. Shares of each subseries, when issued, shall be designated to distinguish them from the shares of all other series in such manner as shall be determined by the Board of Directors and the resolutions providing for the issue of such series. In addition, the Board of Directors in each such resolution is expressly authorized to fix for each respective series:

     (i) The voting powers, full or limited, or no voting powers and the designations, preferences and relative, participating, options or other special rights, and qualifications, limitations or restrictions thereof; to authorize and direct that the Certificate of Incorporation of "Delco" be amended or changed at the appropriate time, to provide in effect that the voting rights (if any) to be established for the class B Preferred stock shall not adversely impact, impair or affect, and in no event shall be superior to, the voting rights of holders of class A Preferred stock of "Delco".

     (ii) The right, if any, of the Corporation to redeem shares of any particular series and the amount per share which the holders of share of the particular series shall be entitled to receive in case of redemption;

     (iii) The dividend rights of the particular series, including, without limitation, the annual dividend rate, the preference rights, whether the dividends shall be cumulative or non-cumulative and, if such dividends shall be cumulative, the date from which they will accumulate;

     (iv) The rights upon dissolution of, or upon any distribution of the assets of the Corporation;

     (v) The terms and conditions, if any, upon which shares of the particular series may be made convertible into, or exchangeable for, shares of any other class or classes of stock, or of any series thereof and the price or prices or the rates of exchange and adjustments therefor.

     4.6 Preemptive Rights. No stockholder of this Corporation shall by reason of his holding shares of any class have any preemptive or preferential right to purchase or subscribe to any shares of any class of this Corporation, now or hereafter to be authorized, or any notes, debentures, bonds or other securities convertible into or carrying options or warrants to purchase shares of any class, now or hereafter to be authorized, whether or not the issuance of any such shares, or such notes, debentures, bonds or other securities, would adversely affect the dividend or voting rights of such stockholder, other than such rights, if any, as the Board of Directors in its discretion from time to time may grant and at such price as the Board of Directors in its discretion may fix; and the Board of Directors may issue shares of any class of this Corporation, or any notes, debentures, bonds or other securities convertible into or carrying options or warrants to purchase shares of any class, without offering any such shares of any class, either in whole or in part, to the existing stockholders of any class.

     5.   Incorporator; Directors.

     5.1  The name and mailing address of each incorporator is as follows:

          NAME                     MAILING ADDRESS
          ----                     ---------------
          P.A. Grabowski           1209 Orange Street
                                   Wilmington, Delaware 19801

          D.A. Hampton             1209 Orange Street
                                   Wilmington, Delaware 19801

     5.2 The name and mailing address of each person, who is to serve as a Director until the first annual meeting of the stockholders at which the term of his respective Class expires or until a successor is elected and qualified, is as follows:

          NAME                     MAILING ADDRESS
          ----                     ---------------
Class I (Initial term expiring in 1989)

          Joseph Shaich            23 Tremont Terrace
                                   Livingston, NJ 07039

          James W. Larson          32 Canal Road
                                   Westport, CT 06880

Class II (Initial term expiring in 1990)

          Leonard A. Schlesinger   78 Leeson Lane
                                   Newton Centre, MA 02159

          Robert Lestina           1109 East Valley
                                   Arlington Hts., IL 60004

          Francis W. Hatch, Jr.    Preston Place
                                   Beverly Farms, MA 01915

Class III (Initial term expiring in 1991)

          Ronald M. Shaich         975 Memorial Drive
                                   Cambridge, MA 02138

          Louis I. Kane            10 Chestnut Street
                                   Boston MA 02108

          James R. McManus         20 Bermuda Road
                                   Westport CT 06880

     6.   Existence. The Corporation is to have perpetual existence.

     7. Bylaw. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter or repeal the Bylaws of the Corporation.

     8. Miscellaneous. Elections of Directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

     Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the

Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

     Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of
Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

     9. Duty of Care. A Director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director, except for liability (i) for any breach of the Director's duty of loyalty to the Corporation or tis stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) under Section 174 of the General Corporation Law of Delaware, or (iv) for any transaction from which the Director derived an improper personal benefit. If the General Corporation Law of Delaware is amended to authorize corporate action further eliminating or limiting the personal liability of Directors, then the liability of a Director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of Delaware, as so amended. Any repeal or modification of the provisions of this Section 9 by the stockholders of the Corporation shall not adversely affect any right or protection of a Director of the Corporation existing at the time of such repeal or modification.

    10.   Indemnification.

          10.1 The Corporation shall indemnify any person who was or is a party or witness, or is threatened to be made a party or witness, to any threatened, pending or completed action, suit or proceeding (including, without limitation, an action, suit or proceeding by or in the right of the Corporation), whether civil, criminal, administrative or investigative (including a grand jury proceeding), by reason of the fact that he or she (a) is or was a Director, officer, employee or agent of the Corporation or, (b) as a Director, officer, employee or agent of the Corporation, is or was serving at the request of the Corporation as a Director, officer, employee, agent, partner or trustee (or in any similar position) of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, to the fullest extent authorized or permitted by the General Corporation Law of Delaware and any other applicable law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding, or in connection with any appeal thereof; provided, however, that, except as provided in Section 10.2 hereof with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such person in connection with an action, suit or proceeding (or part thereof) initiated by such person only if the initiation of such action, suit or proceeding (or part thereof) was authorized by the Board of Directors. Such right to indemnification shall include the right to payment by the Corporation of expenses incurred in connection with any such action, suit or proceeding in advance of its final disposition; provided, however, that the payment of such expenses incurred by a Director, officer, employee or agent in advance of the final disposition of such action, suit or proceeding shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such Director, officer, employee or agent, to repay all amounts so advanced if it should be determined ultimately that such Director, officer, employee or agent is not entitled to be indemnified under this Section 10 or otherwise.

     10.2  Any indemnification or advancement of expenses required under this
Section 10 shall be made promptly, and in any event within sixty days, upon the written request of the person entitled thereto. If a determination by the Corporation that the person is entitled to indemnification pursuant to this
Section 10 is required, and the Corporation fails to respond within sixty days to a written request for indemnity, the Corporation shall be deemed to have approved such request. If the Corporation denies a written request for indemnity or advancement of expenses, in whole or in part, or if payment in full pursuant to such request is not made within sixty days, the right to indemnification and advancement of expenses as granted by this Section 10 shall be enforceable by the person in any court of competent jurisdiction. Such person's costs and expenses incurred in connection with successfully establishing his or her right to indemnification, in whole or in part, in any such action or proceeding shall also be indemnified by the Corporation. It shall be a defense to any such action (other than an action brought to enforce a claim for the advancement of expenses pursuant to this Section 10 where the required undertaking has been received by the Corporation) that the claimant has not met the standard of conduct set forth in the General Corporation Law of Delaware, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including the Board of Directors, independent legal counsel or the stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the General Corporation Law of Delaware, nor the fact that there has been an actual determination by the Corporation (including the Board of Directors, independent legal counsel or the stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

     10.3. The indemnification and advancement of expenses provided by, or granted pursuant to, this Section 10 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any Bylaw, agreement, vote of stockholders or disinterested Directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a Director, officer, employee or agent, and shall inure to the benefit of the heirs, executors and administrators of such a person. Any repeal or modification of the provisions of this Section 10 shall not affect any obligations of the Corporation or any rights regarding indemnification and advancement of expenses of a Director, officer, employee or agent with respect to any threatened, pending or completed action, suit or proceeding for which indemnification or the advancement of expenses is requested, in which the alleged cause of action accrued at any time prior to such repeal or modification.

     10.4 The Corporation may purchase and maintain insurance, at its expense, to protect itself and any person who is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the corporation as a Director, officer, employee or agent of another Corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of this Section 10, the General Corporation Law of Delaware or otherwise.

     10.5 If this Section 10 or any portion thereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each Director, officer, employee and agent of the Corporation as to expenses (including attorney's fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including, without limitation, a grand jury proceeding and an action, suit or proceeding by or in the right of the Corporation, to the fullest extent permitted by any applicable portion of this Section 10 that shall not have been invalidated, by the General Corporation Law of Delaware or by any other applicable law.

     11. Pricing Provisions. In the event of any merger or consolidation of the Corporation with any other corporation or the merger of any other corporation into the Corporation or any of its "affiliates", as defined in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934 as in effect from time to time, or any successor provision, such transaction shall not be consummated unless each of the Corporation's stockholders shall receive incident to the consummation of any such transaction, if they so elect, a price for their shares of stock in the company which shall not be less than the highest price previously paid by such other corporation for any shares of the Corporation's stock of that class. Such price shall be paid in the same medium of payment paid to the stockholder receiving the highest price paid as aforesaid, and shall be paid at the time of consummation of the subject transaction to each electing stockholder.

     12. Election of Directors. The Directors shall be chosen as provided hereinafter at the annual meeting of stockholders by such stockholders as have the right to vote thereon, and each shall hold office until the next election of Directors of his class, as provided below, and until his successor is chosen and qualified or until he sooner dies, resigns, is removed, or becomes disqualified. The Board of Directors shall be divided into three classes as nearly equal in number as may be, with the initial term of office of Class I expiring at the annual meeting of stockholders in 1989, of Class II expiring at the annual meeting of stockholders in 1990, and of Class III expiring at the annual meeting of shareholders in 1991.

     At each annual meeting of stockholders, Directors chosen to succeed those whose terms then expire shall be elected for a full term of office expiring at the third succeeding annual meeting of stockholders after their election. In the interim between annual meetings of stockholders or of special meetings of stockholders called for the election of Directors and/or for the removal of one or more Directors and for the filling of any vacancy in that connection, newly created Directorships and any vacancies in the

Board of Directors, including vacancies resulting from the removal of

Directors for cause, may be filled by the vote of a majority of the remaining

Directors then in office, although less than a quorum, or by the sole remaining

Director. A Director elected to fill a vacancy shall serve for the balance of the term which he has been elected to fill, even though that term may extend beyond the next annual meeting of stockholders.

     Subject to the foregoing, Directors elected to fill a vacancy shall hold office for a term expiring at the annual meeting at which the term of the class to which they shall have been elected expires. No decrease in the number of

Directors constituting the Board of Directors shall shorten the term of any incumbent Director. The stockholders of the corporation are expressly prohibited from cumulating their votes in any election of Directors of the Corporation.

     13. Amendments. The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

     WE, THE UNDERSIGNED, being each of the incorporators hereinbefore named,

for the purpose of forming a Corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this is our act and deed and the facts herein stated are true,

and
accordingly have hereunto set our hands this 1st day of June, 1988.



                                                   /s/  P. A. Grabowski
                                                  ______________________________
                                                        P. A. Grabowski


                                                   /s/  D. A. Hampton
                                                  ______________________________
                                                        D. A. Hampton

                                                         STATE OF DELAWARE
                                                         SECRETARY OF STATE
                                                      DIVISION OF CORPORATIONS
                                                      FILED 11:00 AM 05/17/1999
                                                        991194727 - 2162554


                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION

             Pursuant to Section 242 of the General Corporation Law
                            of the State of Delaware

                         ------------------------------

     Au Bon Pain Co., Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY:

FIRST: That at a meeting of the Board of Directors of the Corporation, resolutions were duly adopted to recommend to the stockholders of the Corporation that the stockholders authorize and approve an amendment to the Certificate of Incorporation of the Corporation whereby the name of the Corporation would be changed to "Panera Bread Company", declaring said amendment to be advisable and calling a meeting of said stockholders for consideration thereof.

SECOND: That thereafter, pursuant to the resolution of its Board of Directors, a special meeting of the stockholders of the Corporation was duly called and held and the necessary number of shares as required by statue were voted in favor of the amendment.


THIRD: That as recommended by the Board of Directors and as approved by the stockholders of the Corporation, the First Article of the Certificate of Incorporation of the Corporation shall be deleted and replaced with the following:

          "1.  The name of the corporation is Panera Bread Company."

FOURTH: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by Ronald M. Shaich, its Co-Chairman and Chief Executive Officer, this 17th day of May, 1999.



                             Au Bon Pain Co., Inc.



                             By: /s/ RONALD M. SHAICH
                                 ------------------------------------
                                 Ronald M. Shaich
                                 Its: Co-Chairman
                                      and Chief Executive Officer

                                                          STATE OF DELAWARE
                                                          SECRETARY OF STATE
                                                       DIVISION OF CORPORATIONS
                                                       FILED 04:30 PM 06/13/1994
                                                         944106757 -- 2162554


                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                             AU BON PAIN CO., INC.

     AU BON PAIN CO., INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY
CERTIFY:

     FIRST: That the Board of Directors of said corporation adopted the following resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

     RESOLVED: To amend Article 4 of the Corporation's Certificate of
               Incorporation to read in its entirety as follows:

     "4.  CAPITALIZATION.

     4.1 The total number of shares of stock which the Corporation shall have the authority to issue is 50,000,000 shares of Class A Common Stock, $.0001 par value, 2,000,000 shares of Class B Common Stock, $.0001 par value (such Class A Common Stock and Class B Common Stock hereinafter referred to as "Common Stock"), and 2,000,000 shares of Class B Preferred Stock, $.0001 par value.

     4.2  CLASS A COMMON STOCK.

          (a) Designation. The Class A Common Stock, $.0001 par value per share, authorized under this Certificate of Incorporation shall be designated the "Class A Common Stock".

          (b) Voting. At all times each holder of shares of Class A Common Stock shall be entitled to one (1) vote for each share standing in the name of such holder on the books of the Corporation.

          (c) Dividends and Assets. Each outstanding share of Class A Common Stock shall have the same dividend rights and the same rights upon liquidation or dissolution as pertain to a share of Class B Common Stock.

     4.3  CLASS B COMMON STOCK.

         (a) Designation. The Class B Common Stock, $.0001 par value per share, authorized under this Certificate of Incorporation shall be designated the "Class B Common Stock".

         (b) Voting. At all times each holder of shares of Class B Common Stock shall be entitled to three (3) votes for each share standing in the name of such holder on the books of the Corporation.

         (c) Dividends and Assets. Each outstanding share of Class B Common Stock shall have the same dividend rights and the same rights upon liquidation or dissolution as pertain to a share of Class A Common Stock.

         (d) Conversion. Each share of Class B Common Stock shall be convertible, at the option of the holder thereof, at any time after the issuance or sale thereof, upon surrender to the Corporation of the certificates for the shares of Class B Common Stock to be converted, into fully paid and nonassessable shares of Class A Common Stock, at the rate of one share of Class A Common Stock for each Class B Common Stock share. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Class A Common Stock the full number of shares of Class A Common Stock deliverable upon the conversion of all Class B Common Stock from time to time outstanding.

     4.4 Class B Preferred Stock.

         (a) Designation. The Class of Preferred Stock, $.0001 par value per share, authorized under this Section 4.4 shall be designated the "Class B Preferred Stock".

         (b) Issuance; Rights and Preferences. The Class B Preferred Stock may be issued from time to time in one or more series. Shares of each subseries, when issued, shall be designated to distinguish them from the shares of all other series in such manner as shall be determined by the Board of Directors and the resolutions providing for the issue of such series. In addition, the Board of Directors in each such resolution is expressly authorized to fix for each respective series:

         (i) the voting powers, full or limited, or no voting powers and the designations, preferences and relative, participating, options or other special rights, and qualifications, limitations or restrictions thereof;

         (ii) the right, if any, of the Corporation to redeem shares of a particular series and the amount per share which the holders of shares of such particular series shall be entitled to receive in case of redemption;

         (iii) the dividend rights of a particular series, including without limitation, the annual dividend rate, the preference rights, whether the dividends shall be cumulative or non-cumulative and if such dividends shall be cumulative, the date from which they will accumulate;

          (iv) the rights of dissolution of, or upon any distribution of the assets of the Corporation;

          (v) the terms and conditions, if any, upon which shares of a particular series may be made convertible into, or exchangeable for, shares of any other class or classes of stock, or of any series thereof and the price or prices or the rates of exchange and adjustments therefor.

     4.5 Preemptive Rights. No stockholder of this Corporation shall by reason of his holding shares of any class have any preemptive or preferential right to purchase or subscribe to any shares of any class of this Corporation, now or hereafter to be authorized, or any notes, debentures, bonds or other securities convertible into or carrying options or warrants to purchase shares of any class, now or hereafter to be authorized, whether or not the issuance of any such shares, or such notes, debentures, bonds or other securities, would adversely affect the dividend or voting rights of such stockholder, other than such rights, if any, as the Board of Directors in its discretion from time to time may grant and at such price as the Board of Directors in its discretion may fix; and the Board of Directors may issue shares of any class of this Corporation, or any notes, debentures, bonds or other securities convertible into or carrying options or warrants to purchase shares of any class, without offering any such shares of any class, either in whole or in part, to the existing stockholders of any class.

     4.6 Fractional Shares. No fractional shares of any class of capital stock shall be issued by the Corporation. The Board of Directors of the Corporation is authorized and directed to redeem any and all outstanding fractional shares of capital stock and those shares that hereafter become fractional shares for any reason, at the then fair market value for those shares so redeemed, such fair market value to be determined in the sole discretion of the Corporation's Board of Directors."

     The foregoing amendments will become effective when this Certificate of Amendment is filed in accordance with Section 103 of the General Corporation Law unless this Certificate of Amendment specifies, in accordance with the vote adopting the amendment, a later effective date not more than 90 days after such filing, in which event the amendment will become effective on such later date.

     SECOND: That at a meeting of the stockholders of Au Bon Pain Co., Inc. held May 25, 1994, the foregoing amendment was adopted and approved in accordance with the provisions of Sections 212 and 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, said AU DON PAIN CO., INC. has caused this Certificate to be signed by Ronald M. Shaich, its Co-Chairman and Chief Executive officer, and attested by David M. Amidon, its Assistant Secretary, this 9th day of June, 1994.

                              AU BON PAIN CO., INC.

                              By:  /s/  Ronald M. Shaich
                                  ----------------------------------------
                                        Ronald M. Shaich, Co-Chairman and
                                        Chief Executive Officer,
                                        thereunto duly authorized


ATTESTED:

By:  /s/  David M. Amidon,
     ---------------------------
          David M. Amidon,
          Assistant Secretary